UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2021

AST SpaceMobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39040	84-2027232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Midland Intl. Air & Space Port 2901 Enterprise Lane Midland, Texas	79706
(Address of principal executive offices)	(Zip Code)

(432) 276-3966

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50	ASTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 15, 2021, Shanti Gupta has been appointed Chief Accounting Officer of AST SpaceMobile, Inc. (“AST SpaceMobile”) and will assume the role of principal accounting officer. Rulfo Hernandez, the prior Chief Accounting Officer, assumed the role of Chief Financial Officer – International Operations effective as of the same date.

Mr. Gupta has over 20 years of experience in finance and accounting providing assurance and advisory services to Fortune 500 and private companies in North America, Europe and Asia. Since 2014, Mr. Gupta has worked with Ernst & Young in New York where he has been a Partner and Managing Director in the Financial Accounting Advisory Services group. Previously, he has worked with Deloitte & Touche in New York and with KPMG in India. He is a licensed Certified Public Accountant in New York, and a Chartered Accountant from The Institute of Chartered Accountants of India. He received his Bachelor of Commerce (Honors) from Shri Ram College of Commerce, Delhi University, India.

There is no arrangement or understanding between Mr. Gupta and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Gupta and any of the Company’s other directors or executive officers.

In connection with Mr. Gupta’s appointment as the Company’s Chief Accounting Officer, Mr. Gupta entered into an offer letter with the Company, which will be filed with the Company’s next Form 10-Q. The offer letter provides for a base salary of $250,000 and six months of severance in the event of a termination without cause as well as customary reimbursement of relocation expenses. The Company granted Mr. Gupta (i) 200,000 restricted stock units, each of which represents one share of the Company’s common stock (“RSUs”), vesting in four equal annual installments beginning on the first anniversary of his employment commencement date and (ii) 50,000 RSUs, which vest on the basis of satisfaction of certain stated performance criteria. Mr. Gupta will also enter into an Indemnification and Advancement Agreement with the Company, in the form previously filed as an exhibit to the Company’s registration statements on Form S-1.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2021

AST SPACEMOBILE, INC.

By:	/s/ Thomas Severson
Name:	Thomas Severson
Title:	Chief Financial Officer